EXHIBIT 99

SP Plus Corporation Announces Second Quarter 2021 Results

Strong Financial Performance Reflects Improving Business Conditions
and Disciplined Cost Management;
Raising Full-Year Gross Profit Guidance by $27.5 Million (at the midpoint);
Initiating Full-Year Guidance for Cash Flow from Operations and Free Cash Flow

CHICAGO, July 28, 2021 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America, today announced its second quarter 2021 results.

Second Quarter Commentary

Marc Baumann, Chairman and Chief Executive Officer, stated, “Business conditions continued to improve in the second quarter as the COVID-19 vaccine became more widely available and government restrictions were further lifted, which released pent-up demand for our services. This positive impact on our financial performance was strengthened by the actions we took last year to become a leaner organization while maintaining our superior service levels, and to invest in technology and other growth initiatives. Although gross profit has not yet recovered to pre-pandemic levels, we are able to report robust EBITDA performance, driven in part by G&A costs that were 20% lower than second quarter 2019 pre-pandemic levels.

“We are working closely with clients during this recovery period, finding heightened interest in bringing back previously suspended services as well as expanding current relationships. For example, during the second quarter, we announced that Bags® was chosen to handle delayed baggage for Hawaiian Airlines’ entire system in 22 markets, and we were awarded new contracts and renewals by several large airport and airline clients, in many cases with an expanded scope of services. Additionally, we are working closely with our hospitality clients to ramp up operations to accommodate returning leisure and business travelers. The steady return of people to workplaces, retail centers and central business districts, as well as the increase in first-time car ownership and decrease in shared mobility and mass-transit usage, have all been positive factors for our mobility operations.

“The Sphere™ suite of technology solutions continues to gain traction. Our on-demand gateless solution is currently in use at over 400 locations, with additional opportunities to deploy as a stand-alone technology solution. We’ve also made good progress deploying our gated solution and are well on our way toward having 150 locations “live” by the end of the year. Finally, we are seeing robust growth in the number of transactions processed on our proprietary Parking.com™ and Mobile POS platforms, as well as increased demand for our Sphere Custom solutions. These innovative tools are reinforcing our leadership role in the digital transformation of our industry.”

Financial Summary

In millions except per share	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	$46.5	$46.4	($13.4)	$3.9
General and administrative expenses (2)	$22.0	$21.8	$22.8	$19.1
Net income (loss) attributable to SP Plus(2)	$9.0	$10.6	($39.1)	($18.0)
Net income (loss) per share (EPS) (2)	$0.42	$0.49	($1.86)	($0.86)
EBITDA (1),(2)	NA	$23.8	NA	($14.5)
Net cash provided by operating activities	$24.3	NA	$17.8	NA
Free cash flow (1)	$21.0	NA	$13.1	NA

In millions except per share	Six Months Ended June 30, 2021		Six Months Ended June 30, 2020
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	$84.8	$86.5	($43.6)	$51.6
General and administrative expenses (2)	$43.0	$42.1	$43.5	$39.3
Net income (loss) attributable to SP Plus(2)	$11.3	$16.4	($85.2)	($4.3)
Net income (loss) per share (EPS) (2)	$0.53	$0.77	($4.05)	($0.20)
EBITDA (1),(2)	NA	$42.0	NA	$12.5
Net cash provided by operating activities	$23.3	NA	$26.0	NA
Free cash flow (1)	$17.1	NA	$15.9	NA

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) Adjusted gross profit, adjusted general and administrative expenses, adjusted net income (loss) attributable to SP Plus, adjusted net income (loss) per share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring and integration related costs, including severance costs resulting from COVID-19, (b) impairment charges, (c) the amortization of acquired intangible assets, and (d) gain/loss on sale of investments. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

Second Quarter Operating Results

Reported gross profit in the second quarter of 2021 was $46.5 million, an increase of $59.9 million compared to the same quarter of 2020 which included a $16.7 million non-cash impairment charge. Excluding restructuring and integration costs as well as impairment charges, adjusted gross profit in the second quarter of 2021 was $46.4 million, compared to $3.9 million in the year ago quarter, an increase of $42.5 million. The year-over-year increase in both reported and adjusted gross profit was primarily due to improving business conditions compared to the second quarter of 2020, which was significantly impacted by the pandemic.

Reported general and administrative (“G&A”) expenses for the 2021 second quarter were $22.0 million compared to $22.8 million in the same period of 2020, a decrease of $0.8 million, or 4%. The decrease was attributable to continued diligent cost management and lower restructuring charges in 2021 that more than offset the prior year impact of actions taken in 2020 to reduce G&A in response to the pandemic, including temporary pay reductions and lower performance-based compensation. Excluding restructuring costs, adjusted G&A expenses for the second quarter of 2021 were $21.8 million, an increase of $2.7 million or 14% from the same quarter in 2020, as certain compensation-related costs returned to more normal levels, including higher performance-based compensation in 2021. Adjusted G&A in the second quarter of 2021 remains 20% lower than in the comparable period of 2019.

Reported net income attributable to SP Plus in the 2021 second quarter was $9.0 million, or $0.42 per share, compared to a net loss of $39.1 million, or ($1.86) loss per share, in the same period of 2020. Adjusted net income excludes, among other items, restructuring and integration-related costs and impairment charges. On an adjusted basis, second quarter 2021 adjusted earnings per share was $0.49, compared to an adjusted net loss per share of $0.86 for the second quarter of 2020.

Strong cash flow from operations of $24.3 million and modest capital expenditures resulted in free cash flow of $21.0 million in the second quarter of 2021, an increase of $6.5 million in cash flow from operations and $7.9 million in free cash flow from the second quarter of 2020.

2021 Outlook

Mr. Baumann concluded, “In light of our year-to-date performance and our expectation for continued improvement in business activity in the second half of the year, we are increasing our guidance for full-year 2021 gross profit to a range of $170 million to $185 million, an increase of $27.5 million, at the midpoint, from our original guidance range of $140 million to $160 million. Our full-year G&A guidance is now $85 million to $90 million, an increase of $7.5 million, at the midpoint, from our original guidance range of $75 million to $85 million. Additionally, we are initiating guidance for full-year operating cash flow of $52 million to $66 million and free cash flow of $40 million to $50 million.

“Our year-to-date performance reflects the post-pandemic recovery that is underway in many of the end markets we serve, along with disciplined cost management and investment choices that have enabled SP+ to emerge as a stronger competitor. We are looking ahead to providing an expanded array of services to our clients and end-consumers as commercial and retail activity continues its return towards normalized levels, leisure and business travel rebound, and concerts and other large events resume. We are optimistic on an improving trajectory as we look toward 2022.”

Conference Call

The Company's quarterly earnings conference call will be held at 4:00 p.m. (CT) on July 28, 2021 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company's Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption "2021 Outlook”, expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, impacts of COVID-19 on our business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions, on the aviation, commercial, hospitality and institutional industries in general and on the financial position and operating results of our company in particular; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; the Company's ability to successfully effect its strategic growth plan; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risk management and safety programs do not have the intended effect; risks relating to the Company's acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; seasonal fluctuations and the impact of weather-related trends; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; the phase-out of the London Interbank Offered Rate ("LIBOR") could affect interest rates under our existing credit facility agreement, hedging activity, as well as our ability to seek future financing or otherwise satisfy our liquidity needs; goodwill impairment charges or impairment of long-lived assets; the effectiveness of the actions we have taken to address our liquidity needs and reduce costs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; and actions of activist investors.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP.  Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted net income (loss) attributable to SP Plus (adjusted net income (loss)), adjusted net income (loss) per share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance.  Such adjustments include, among other things: (i) restructuring, acquisition and integration related costs, including severance costs resulting from COVID-19; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures or sale of other investments; and (viii) non-routine tax items. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for 2020 and 2021, for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income (loss) attributable to the Company before (i) interest expense net of interest income, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures or sale of other investments, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for investing activities (exclusive of cash used for acquisitions and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distribution to non-controlling interest, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted net income (loss), adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to or more meaningful indicators of, the Company's operating performance or liquidity than gross profit, G&A, net income (loss), EPS, or net cash provided by operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

SP Plus Corporation
Condensed Consolidated Balance Sheets

(millions, except for share data)	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Cash and cash equivalents	$15.8	$13.9
Accounts and notes receivable, net	112.2	111.2
Prepaid expenses and other current assets	34.2	26.8
Total current assets	162.2	151.9
Leasehold improvements, equipment and construction in progress, net	50.1	53.3
Right-of-use assets	208.6	235.1
Goodwill	526.7	526.6
Other intangible assets, net	58.8	63.1
Deferred taxes	58.6	63.8
Other noncurrent assets, net	46.4	43.9
Total noncurrent assets	949.2	985.8
Total assets	$1,111.4	$1,137.7
Liabilities and stockholders’ equity
Accounts payable	$108.0	$97.8
Accrued and other current liabilities	107.5	112.7
Short-term lease liabilities	76.4	82.1
Current portion of long-term obligations under Senior Credit Facility and other long-term borrowings	25.9	25.0
Total current liabilities	317.8	317.6
Long-term borrowings, excluding current portion	322.1	337.1
Long-term lease liabilities	210.6	243.4
Other noncurrent liabilities	63.1	58.2
Total noncurrent liabilities	595.8	638.7
Total liabilities	$913.6	$956.3
Stockholders’ equity
Preferred stock, par value $0.01 per share; 5,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; no shares issued or outstanding	$—	$—
Common stock, par value $0.001 per share; 50,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 25,253,586 and 23,218,844 shares issued and outstanding as of June 30, 2021, respectively, and 25,123,128 and 23,088,386 shares issued and outstanding as of December 31, 2020, respectively	—	—
Treasury stock, at cost; 2,034,742 shares as of June 30, 2021 and December 31, 2020	(70.6)	(70.6)
Additional paid-in capital	264.4	261.4
Accumulated other comprehensive loss	(3.5)	(4.4)
Retained earnings (accumulated deficit)	8.0	(3.3)
Total SP Plus Corporation stockholders’ equity	198.3	183.1
Noncontrolling interest	(0.5)	(1.7)
Total stockholders’ equity	197.8	181.4
Total liabilities and stockholders’ equity	$1,111.4	$1,137.7

SP Plus Corporation
Condensed Consolidated Statements of Income (Loss)

	Three Months Ended		Six Months Ended
(millions, except for share and per share data) (unaudited)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Services revenue
Lease type contracts	$50.9	$30.2	$93.6	$111.9
Management type contracts	90.3	62.8	176.3	199.9
	141.2	93.0	269.9	311.8
Reimbursed management type contract revenue	134.5	110.4	252.5	301.3
Total services revenue	275.7	203.4	522.4	613.1
Cost of services
Lease type contracts	39.5	43.1	74.8	123.3
Management type contracts	55.2	46.6	110.2	137.9
	94.7	89.7	185.0	261.2
Reimbursed management type contract expense	134.5	110.4	252.5	301.3
Lease impairment	—	16.7	0.1	94.2
Total cost of services	229.2	216.8	437.6	656.7
Gross profit
Lease type contracts	11.4	(12.9)	18.8	(11.4)
Management type contracts	35.1	16.2	66.1	62.0
Lease impairment	—	(16.7)	(0.1)	(94.2)
Total gross profit	46.5	(13.4)	84.8	(43.6)
General and administrative expenses	22.0	22.8	43.0	43.5
Depreciation and amortization	6.2	7.9	12.5	15.4
Impairment of intangible assets	—	3.7	—	3.7
Operating income (loss)	18.3	(47.8)	29.3	(106.2)
Other expense (income)
Interest expense	5.1	5.3	10.9	9.7
Interest income	(0.1)	(0.1)	(0.2)	(0.2)
Other expenses (income)	—	0.2	—	(0.1)
Total other expenses	5.0	5.4	10.7	9.4
Earnings (loss) before income taxes	13.3	(53.2)	18.6	(115.6)
Income tax expense (benefit)	3.5	(13.4)	4.9	(30.2)
Net income (loss)	9.8	(39.8)	13.7	(85.4)
Less: Net income (loss) attributable to noncontrolling interest	0.8	(0.7)	2.4	(0.2)
Net income (loss) attributable to SP Plus Corporation	$9.0	$(39.1)	$11.3	$(85.2)
Common stock data
Net income (loss) per common share
Basic	$0.42	$(1.86)	$0.53	$(4.05)
Diluted	$0.42	$(1.86)	$0.53	$(4.05)
Weighted average shares outstanding
Basic	21,177,142	20,972,057	21,145,494	21,062,495
Diluted	21,390,609	20,972,057	21,347,514	21,062,495

SP Plus Corporation
Condensed Consolidated Statements of Cash Flows

	Six Months Ended
(millions) (unaudited)	June 30, 2021	June 30, 2020
Operating activities
Net income (loss)	$13.7	$(85.4)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Impairment	0.1	97.9
Depreciation and amortization	12.5	15.1
Non-cash stock-based compensation	3.0	(2.0)
Provisions for credit losses on accounts receivable	0.6	5.6
Deferred income taxes	4.9	(31.4)
Other	1.4	1.4
Changes in operating assets and liabilities
Accounts and notes receivable	(1.6)	56.4
Prepaid and other current assets	(7.4)	8.5
Accounts payable	10.2	(16.2)
Accrued liabilities and other	(14.1)	(23.9)
Net cash provided by operating activities	23.3	26.0
Investing activities
Purchases of leasehold improvements and equipment	(4.5)	(8.0)
Cost of contracts	(1.0)	(1.3)
Proceeds from sale of other investments and equipment	0.3	0.7
Net cash used in investing activities	(5.2)	(8.6)
Financing activities
Payments on credit facility revolver	(181.7)	(326.4)
Proceeds from credit facility revolver	179.1	328.4
Payments on credit facility term loan	(7.0)	(5.6)
Payments of debt issuance costs	(1.3)	—
Payments on other long-term borrowings	(4.2)	(3.3)
Distributions to noncontrolling interest	(1.2)	(0.9)
Repurchases of common stock	—	(15.3)
Net cash used in financing activities	(16.3)	(23.1)
Effect of exchange rate changes on cash and cash equivalents	0.1	(0.3)
Increase (decrease) in cash and cash equivalents	1.9	(6.0)
Cash and cash equivalents at beginning of year	13.9	24.1
Cash and cash equivalents at end of period	$15.8	$18.1
Supplemental disclosures
Cash paid (received) during the period for
Interest	$9.8	$8.7
Income taxes	$0.6	$(0.1)

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Adjusted Gross Profit, Adjusted G&A, Adjusted Net Income, and Adjusted Net Income Per Share
(millions, except for share and per share data) (unaudited)
	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Gross profit
Gross profit, as reported	$46.5	($13.4)	$84.8	($43.6)
Add (subtract): Restructuring and integration costs	(0.1)	0.6	1.7	$1.0
Add: Non-cash impairment charges	—	16.7	0.1	94.2
Other, rounding	—	—	(0.1)	-
Adjusted gross profit	$46.4	$3.9	$86.5	$51.6

General and administrative expenses
General and administrative expenses, as reported	$22.0	$22.8	$43.0	$43.5
Subtract: Restructuring and integration costs	(0.1)	(3.7)	(0.8)	($4.2)
Other, rounding	(0.1)	—	(0.1)	—
Adjusted G&A	$21.8	$19.1	$42.1	$39.3

Net income (loss) attributable to SP Plus
Net income (loss) attributable to SP Plus, as reported	$9.0	($39.1)	$11.3	($85.2)
Add: Restructuring and integration costs	—	4.3	2.5	5.2
Add: Non-cash impairment charges	—	20.4	0.1	97.9
Add: Non-operating loss / other expense	—	0.2	—	0.2
Subtract: Gain on sale of other investments	—	—	—	(0.3)
Add: Amortization of acquired intangibles	2.2	3.9	4.4	7.9
Net tax effect of adjustments	(0.6)	(7.8)	(1.9)	(29.9)
Other, rounding	—	0.1	—	(0.1)
Adjusted net income (loss) attributable to SP Plus	$10.6	($18.0)	$16.4	($4.3)

Net income (loss) per share, as reported
Basic	$0.42	($1.86)	$0.53	($4.05)
Diluted	$0.42	($1.86)	$0.53	($4.05)

Adjusted net income (loss) per share
Basic	$0.50	($0.86)	$0.77	($0.20)
Diluted	$0.49	($0.86)	$0.77	($0.20)

Weighted average shares outstanding
Basic	21,177,142	20,972,057	21,145,494	21,062,495
Diluted	21,390,609	20,972,057	21,347,514	21,062,495

SP Plus Corporation
G&A Comparison to 2019
(millions) (unaudited)
	Three months ended
	June 30, 2021	June 30, 2019
General and administrative expenses
General and administrative expenses, as reported	$22.0	$27.7
Subtract: Restructuring, acquisition and integration costs	(0.1)	(0.3)
Other, rounding	(0.1)	—
Adjusted G&A	$21.8	$27.4
Decline from 2019	-20%

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Net Income to Adjusted EBITDA
(millions) (unaudited)
	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income (loss) attributable to SP Plus, as reported	$9.0	($39.1)	$11.3	($85.2)
Add (subtract):
Income tax (benefit) expense	3.5	(13.4)	4.9	(30.2)
Interest expense, net	5.0	5.2	10.7	9.5
Gain on sale of other investments	—	—	—	(0.3)
Non-operating loss / other expense	—	0.2	—	0.2
Depreciation and amortization expense	6.2	7.9	12.5	15.4
Restructuring and integration costs	—	4.3	2.5	5.2
Non-cash impairment charges	—	20.4	0.1	97.9
Other, rounding	0.1	—	—	—
Adjusted EBITDA	$23.8	($14.5)	$42.0	$12.5

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)
	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net cash provided by operating activities	$24.3	$17.8	$23.3	$26.0
Net cash (used in) investing activities	(2.6)	(4.3)	(5.2)	(8.6)
Proceeds from sale of other investments, net (a)	—	—	—	(0.3)
Distribution to noncontrolling interest	(0.8)	(0.4)	(1.2)	(0.9)
Effect of exchange rate changes on cash and cash equivalents	0.1	(0.1)	0.1	(0.3)
Other, rounding	—	0.1	0.1	—
Free cash flow	$21.0	$13.1	$17.1	$15.9

(a) Net of cash income taxes paid

SP Plus Corporation
Commercial Segment Facilities

	June 30, 2021	December 31, 2020	June 30, 2020
Leased facilities	421	445	522
Managed facilities	2,560	2,539	2,561
Total facilities (Commercial Segment)	2,981	2,984	3,083

SP Plus Corporation
Supplemental Financial Information - Reconciliation of forward-looking non-GAAP measures to their comparable GAAP measures

2021 Outlook
Net cash from operating activities	Approximately $52 - $66 million
less: Capital expenditures, net	Approximately $10 - $12 million
less: Distributions to non-controlling shareholders	Approximately $2 - $4 million
Free cash flow	Approximately $40 - $50 million